Form F-6 Filing No.  333-104567


Effective April 20, 2007, the nominal
value is NOK 1.25

Exhibit A to Deposit Agreement

No. ________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one (1) deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF NOK 6.25 EACH OF
ORKLA ASA
(INCORPORATED UNDER THE LAWS
OF THE KINGDOM OF NORWAY)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that          , or
registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Orkla ASA,
incorporated under the laws of the Kingdom of Norway (herein called the Company). At the date hereof, each American Depositary
Share represents one (1) Share which is
either deposited or subject to deposit under the deposit agreement at the Oslo, Norway office of Nordea Custody Services or the Oslo, Norway office of DenNorske Bank
ASA (herein collectively called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of April
23, 2003 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit
Agreement.
2.SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities
registered in the VPS system shall be made by registering such Deposited Securities in the VPS system in the name of the Owner or in such name as the Owner may request.
Delivery of Deposited Securities not
registered in the VPS system may be made at the office of the Custodian by the delivery of a certificate or certificates therefor, or any other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities which are not registered in the VPS system for such delivery at the Corporate Trust
Office of the Depositary shall be at the risk and expense of the Owner hereof.
Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
3.TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.
The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time for any reason, including, without limitation, any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Deposit Agreement or this Receipt, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.
4.LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge
shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The
Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.
5.WARRANTIES OF DEPOSITORS.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid and non-assessable, (ii) any preemptive rights with respect to such Shares have been validly waived or exercised, (iii) the deposit of Shares or sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted under U.S., Norwegian or other securities laws, (iv) such Shares and Receipts are not Restricted Securities and (v) the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts in respect thereof.
6.FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner of this Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, legal or beneficial ownership, compliance with all applicable laws, rules and regulations or such information relating to the registration on the books of the Company of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed, or such certificates are executed or such representations and warranties are made. As a condition to the deposit of Shares, the Depositary may require, at its discretion, evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Norway, if any, which is then performing the function of the regulation of currency exchange.
7.CHARGES OF DEPOSITARY.
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or VPS or other registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-ment, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement,
(7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) a fee of $.02 or less per American
Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and which will be payable as provided in clause (9) below; provided, however, that no fee will be assessed under this clause (8) to the extent a fee of $.02 was charged pursuant to clause (6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited
Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section
4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
      The Depositary, subject to
Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
8.PRE-RELEASE RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (Pre-Release). The
Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfactory of a Pre-Release. Each Pre-
Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by it in connection with the foregoing.
9.TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when such Receipt is properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the
Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.
10.VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.
11.REPORTS; INSPECTION OF TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the
Company which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.


12.DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners entitled thereto, provided, however, that in the event that the Company or its agent or the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and, in such case, the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as provided in Section 5.09 of the Deposit
Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit
Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any taxes or charges, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.
13.CONVERSION OF FOREIGN CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.
       If such conversion or distribution
can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United
States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners for whom such conversion and distribution is practicable and may, in its discretion, distribute the balance of such foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon, for the respective accounts of, the Owners entitled thereto.


14.RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If,
at the time of the offering of any rights, the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon (a) instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary to exercise such rights, (b)
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights
and (c) payment of the fees and expenses of
the Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, exercise the rights and purchase the
Shares, and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article, such
Receipts shall be legended in accordance
with applicable U.S. securities laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of the Securities Act.
If an Owner of Receipts requests distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
Nothing in this Deposit Agreement shall
create, or shall be construed to create, any
obligation on the part of the Company to file
such a registration statement or to endeavor
to have such a registration statement
declared effective.
      Neither the Company nor the
Depositary shall be responsible for any
failure to determine that it may be lawful or
feasible to make such rights available to
Owners in general or any Owner in
particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of that
meeting of holders of Shares or other
Deposited Securities shall be held, the
Depositary shall fix a record date (a) as
close as practicable to the date
corresponding to the record date fixed by the
Company in respect of the Shares for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
	The Company will, to the extent
practicable, endeavor to provide the
Depositary with notice of any meeting of
holders of Shares and other information
agreed to between the parties at least seven
(7) weeks prior to any such meeting.
      (a)	Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall, if
requested in writing by the Company, as
soon as practicable thereafter, mail to the
Owners a notice, which shall contain
information and voting instruction material
so as to provide Owners with a reasonable
opportunity to vote at such meetings, in
particular:
(i)	such information (or a
summary thereof) as is
contained in such notice of
meeting received by the
Depositary from the
Company;
(ii)	a statement that each
Owner as of the close of
business on a specified record
date will be entitled, subject
to any applicable provisions
of Norwegian law, the
articles of association (or
similar document) of the
Company and according to
the rules of the VPS, to
instruct the Depositary as to
the exercise of the voting
rights, if any, pertaining to
the Deposited Securities
represented by the American
Depositary Shares evidenced
by that Owners Receipts
provided that such Owner is,
or is acting upon the
instruction of, the Beneficial
Owner of such Deposited
Securities and if that Owner
is registered as a shareholder
of the Company with the
VPS prior to the meeting; and
(iii)	a statement as to the
manner in which such
instructions may be given.
(b)Upon the written request of
an Owner on such record date, received on
or before the date established by the
Depositary for such purpose, the Depositary
shall endeavor, insofar as practicable and
permitted under Norwegian law, the Deposit
Agreement, the provisions of the articles of
association (or similar document) of the
Company and the rules of the VPS to:
(i)cause the number of
Shares underlying that
Owners American Depositary
Shares to which that Owners
request relates to be
temporarily transferred to and
registered in the records of
the VPS in the name of the
beneficial holder or
beneficial holders specified
by such Owner on the
condition that VPS will re-
register those Shares
immediately after conclusion
of the shareholders meeting
in the name of the Depositary
or its nominee or the
Custodian or its nominee;
(ii)	notify the Company
of its intention to vote the
amount of Shares or other
Deposited Securities referred
to in clause (b)(i) above; and
(iii)	as proxy, to vote or
cause to be voted, or
otherwise to give effect to the
written request of that Owner
by voting or causing to be
voted, the amount of Shares
or other Deposited Securities
referred to in clause (b)(i)
above in accordance with
instructions set forth in such
request.
(c)The Depositary shall not
attempt to carry out a voting instruction with
respect to American Depositary Shares
unless:
(i)either
A.the Owner of those American
Depositary Shares states in its voting
instruction that it is the beneficial owner
of those American Depositary Shares; or
B.the voting
instruction identifies
the beneficial owner
or beneficial owners
of those American
Depositary Shares;
(ii)	the Owner of those
American Depositary Shares either:
A.	agrees with
the Depositary that
the Depositary will
block registration of
transfer of the Receipt
evidencing those
American Depositary
Shares; or
B.	delivers those
American Depositary
Shares to a blocked
account with DTC for
the account of the
Depositary and
notifies the
Depositary that those
American Depositary
Shares are being held
in a blocked account;
until the conclusion of the meeting at which
voting rights are to be exercised on behalf of
that Owner; and
(iii)	the voting instruction
sets forth the date upon
which it was signed.
	(d)	The Depositary shall not vote
any Deposited Securities other than in
accordance with instructions received from
Owners.
	(e)	The Depositary will not
charge Owners for taking the actions
specified in subsections (b) and (c) above in
connection with shareholders meetings.
	(f)	Subject to the rules of any
securities exchange or automated
inter-dealer quotation system on which
American Depositary Shares or the
Deposited Securities represented thereby are
listed or quoted, upon a written request by
the Company, the Depositary shall deliver,
at least two business days prior to the date of
a shareholders meeting, to the Company,
copies of all instructions received from
Owners in accordance with which the
Depositary will vote, or cause to be voted,
Shares at that meeting.  Delivery of
instructions will be made at the expense of
the Company (unless otherwise agreed in
writing by the Company and the
Depositary); provided, however, that
payment of such expense shall not be a
condition precedent to the obligations of the
Depositary under Section 4.07 of the
Deposit Agreement.
17.CHANGES AFFECTING DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
if any, the new Deposited Securities so
received in exchange or conversion, unless
additional or new Receipts are delivered
pursuant to the following sentence.  In any
such case the Depositary may execute and
deliver additional Receipts as in the case of
a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.LIABILITY OF THE COMPANY AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States or Norway or
any other country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Articles of Association of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented or forbidden
from, or delayed in or be subject to any civil
or criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company incur any liability to any
Owner or holder of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, or for any
other reason, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or holders of
Receipts, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
any of them, or (ii) by the Company or any
of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.RESIGNATION AND REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, which shall become
effective upon the later to occur of the (i)
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  By
continuing to hold such Receipt, each
Owner at the time any amendment so
becomes effective shall be deemed to
consent and agree to such amendment and to
be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least thirty (30)
days prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
(upon thirty (30) days notice to Owners) if at
any time sixty (60) days shall have expired
after the Depositary shall have delivered to
the Company a written notice of its election
to resign and a successor depositary shall
not have been appointed and accepted its
appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one (1) year from the date
of termination, the Depositary may sell, at
public or private sale at such place or places
and upon such terms as it may deem proper,
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.
22.COMPLIANCE WITH U.S.SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.SUBMISSION TO JURISDICTION; SERVICE OF
PROCESS.
      (a)	The Company hereby (i)
consents and submits to the jurisdiction of
any state or federal court in the State of New
York in which any suit or proceeding may
be instituted arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement and (ii) agrees that delivery
of any summons, complaint or notice in
connection with any such suit or proceeding
as set forth in Article 23(b) below and in
Section 7.08(b) of the Deposit Agreement,
shall be deemed in every respect effective
service of process upon the Company in any
such suit or proceeding.
      (b)	Any and all summons,
complaints or notices to be given to the Company in connection with Article
23(a)(ii) above shall be given by facsimile transmission to:
      Mr. Erik Barkald
      Senior Vice President, Treasury and
Investor Relations
      Orkla ASA
      P.O. Box 423 Skoyen
      0213 Oslo
      Norway
      Facsimile: +47 22 54 44 91
      Telephone: +47 22 54 40 00

      With a copy to:

      Mr. Karl Otto Tveter
      Senior Vice President, Legal Affairs
      P.O. Box 423 Skoyen
      0213 Oslo
      Norway
      Facsimile:  +47 22 54 44 92
      Telephone: +47 22 54 40 00
      (c)	Such service shall be effected
at the time when a duly addressed letter
containing confirmation of such facsimile
transmission is deposited in a post-office
letter box (to be sent by certified or
registered mail, return receipt requested) or
delivered to an air courier service.
24.	WAIVER OF IMMUNITIES.
      To the extent that the Company or
any of its properties, assets or revenues may
have or may hereafter become entitled to, or
have attributed to it, any right of immunity,
on the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.DISCLOSURE OF BENEFICIAL OWNERSHIP.
      Under Norwegian law, an Owner
who acquires American Depositary Shares
and/or Shares and/or Equivalent Rights (as
defined below) in aggregate number which
equal or exceed five percent (5%), ten
percent (10%), twenty percent (20%), thirty
three point thirty three percent (33,33%),
fifty percent (50%), sixty six point sixty six
percent (66,666%) or ninety percent (90%)
or such other percentage as may be required
to be disclosed from time to time under any
law, regulation or practice of Norway, of the
share capital or voting rights of the
Company, shall forthwith upon such
acquisition notify the Oslo Stock Exchange
of such acquisition and provide such
information as is required under applicable
law and regulation from time to time.  The
notification obligation set forth in the
preceding sentence applies equally in the
event of the Owner reducing its ownership
of American Depositary Shares and/or
Shares and/or Equivalent Rights to or below
the percentages set forth in such sentence or
to or below such percentages as may be
required to be disclosed from time to time
under any law, regulation or practice of
Norway.
      The term Equivalent Rights, in
relation to Shares, shall mean:
(i)	loans to the Company issued
pursuant to Section 11-1 of the Norwegian
Private Limited Companies Act and the
Public Limited Companies Act;
(ii)	warrants;
(iii)	options for the purchase of
American Depositary Shares and/or Shares
in the Company; and
(iv)	any rights to Shares and/or
American Depositary Shares that may be
deemed to be equivalent to the rights set out
in (i)  (iii) above.
      In computing the relevant number of
American Depositary Shares and/or Shares
and/or Equivalent Rights for the purpose of
an Owners disclosure obligation referred to
in this Section, an Owner must take into
account any American Depositary Shares
and/or Shares held by any party falling
within the definition of Consolidated Group
(as defined below) or such definition that
may be in force from time to time under any
law or practice of Norway.
      The term Consolidated Group shall
mean an Owner and
(i)	the spouse or a person with
whom the Owner lives in a relationship akin
to marriage;
(ii)	the Owners under-age
children and under-age children of a person
referred to in (i) above with whom the
Owner lives;
(iii)	an undertaking within the
same group of companies (as defined in
Norwegian law) as the Owner;
(iv)an undertaking in which the
Owner himself or a person as referred to in
(i), (ii) or (v)exercises influence as set out
in Section 1-3 second paragraph of the
Private Limited Companies Act and the
Public Limited Companies Act or Section 1
2 second paragraph of the Partnership Act;
      (v)	a party with whom the Owner
must be assumed to be acting in concert with
in the exercise of rights accruing to a holder
of shares in the Company.
26.	OWNERSHIP RESTRICTIONS.
      Under Norwegian law, no person,
entity or group acting in concert may
acquire Receipts which upon surrender
thereof would entitle such person, entity or group to acquire directly or indirectly the beneficial ownership of such number of Shares as shall be or exceed (together with any Shares or additional Receipts held by such person, entity or group) twenty percent
(20%) of the share capital or voting rights of the Company unless such person, entity or group obtains the consent of the Norwegian
Government and of the Board of Directors of the Company.
      Pursuant to requirements in
Norwegian law, any Owner who acquires
American Depositary Shares and/or Shares and/or Equivalent Rights representing more than forty percent (40%) of the voting rights of the Company must make a general offer for the purchase of the remaining shares in the Company. Norwegian law sets out the specific requirements to be satisfied by the party becoming so obligated to make a general offer for the purpose of the remaining shares in the Company. In computing the relevant number of American
Depositary Shares and/or Shares and/or
Equivalent Rights for the purpose of an
Owners disclosure obligation referred to in this Section, an Owner must take into account any American Depositary Shares and/or Shares held by any party falling within the definition of Consolidated Group or such definition that may be in force from time to time under any law or practice of Norway.

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